UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2004

IPC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82540	74-3022102

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

88 Pine Street, Wall Street Plaza, New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212)-825-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 1, 2004, IPC Acquisition Corp. (the “Company”) announced that it had closed on the acquisition of Orbacom Systems, Inc. (“OSI”). In conjunction with the closing of this acquisition, the Company also entered into a Second Amendment to its senior secured credit facility (the “Second Amendment”). Under the Second Amendment, the Company secured consent for the OSI acquisition and reset its availability to make acquisitions to $25 million, excluding the OSI acquisition. A copy of the Second Amendment is attached hereto as Exhibit 10.21 and incorporated herein by reference. In addition, the Company previously obtained clarification under the senior secured credit facility to permit payments of excess cash flow at any time during the first ninety days immediately following the fiscal year. A copy of that consent is attached hereto as Exhibit 10.22.

ITEM 9.01 EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.21	Second Amendment dated as of November 30, 2004, to Amended and Restated Credit and Guaranty Agreement dated as of August 29, 2003.
10.22	Consent dated October 22, 2004, Related to Amended and Restated Credit and Guaranty Agreement dated as of August 29, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPC Acquisition Corp.
Dated: December 6, 2004	By:	/s/ TIMOTHY WHELAN
Timothy Whelan
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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